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                                                                    EXHIBIT 2.01
                                     FORM OF
                          AGREEMENT AND PLAN OF MERGER

                  THIS AGREEMENT AND PLAN OF MERGER, dated as of , 1999 (the "Agreement"), is made by and between AppliedTheory Corporation (formerly AppliedTheory Inc.), a Delaware corporation ("AppliedTheory"), and AppliedTheory Communications, Inc. (formerly NYSERNet.com, Inc.), a New York corporation ("AppliedTheory Communications").

                  WHEREAS, AppliedTheory and AppliedTheory Communications have each determined that it is in the best interests of their respective stockholders for AppliedTheory Communications to merge with and into AppliedTheory upon the terms and subject to the conditions set forth in this Agreement;

                  WHEREAS, the respective Boards of Directors of AppliedTheory and AppliedTheory Communications have each approved this Agreement and the consummation of the transactions contemplated hereby and approved the execution and delivery of this Agreement;

                  NOW, THEREFORE, in consideration of the foregoing premises and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I.

                                   THE MERGER

                  1.1 MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2), AppliedTheory Communications will be merged with and into AppliedTheory and the separate corporate existence of AppliedTheory Communications will thereupon cease (the "Merger") in accordance with the applicable provisions of the New York Business Corporation Law ("BCL"), including, without limitation, Sections 905 and 907 thereof, and the Delaware General Corporation Law ("DGCL").

                  1.2 EFFECTIVE TIME. As soon as practicable after satisfaction or waiver of all conditions to the Merger, AppliedTheory and AppliedTheory Communications shall cause a certificate of ownership and merger complying with the requirements of the DGCL (the "Delaware Certificate of Merger") to be filed with the Secretary of State of the State of Delaware and a certificate of merger complying with the requirements of the BCL (the "New York Certificate of Merger") to be filed with the Secretary of State of the State of New York. The Merger will become effective at the time of the later of the following to occur:
(a) the filing of the Delaware Certificate of Merger with the Secretary of State of the State of Delaware, (b) the filing of the New York Certificate of Merger with Secretary of State of the State of New York, or (c) such later time as shall be specified in such filings (the "Effective Time").
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                  1.3 EFFECT OF MERGER. The Merger will have the effects
specified in the BCL, the DGCL and this Agreement. Without limiting the generality of the foregoing, AppliedTheory will be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and will continue to be governed by the laws of the State of Delaware, and the separate corporate existence of AppliedTheory and all of its rights, privileges, powers and franchises, public as well as private, and all its debts, liabilities and duties as a corporation organized under the DGCL, will continue unaffected by the Merger.

                  1.4 CERTIFICATE OF INCORPORATION AND BY-LAWS. The Certificate of Incorporation and By-laws of AppliedTheory in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and By-laws of the Surviving Corporation, until amended in accordance with their terms and the DGCL.

                  1.5 DIRECTORS AND OFFICERS OF SURVIVING CORPORATION. The directors and officers of AppliedTheory immediately prior to the Effective Time will be the directors and officers, respectively, of the Surviving Corporation, from and after the Effective Time, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the terms of the Surviving Corporation's Certificate of Incorporation and By-laws and the DGCL.

                  1.6 ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of AppliedTheory Communications, or (ii) otherwise carry out the purposes of this Agreement, AppliedTheory Communications and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law or any other acts as are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of AppliedTheory Communications and (b) otherwise carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of AppliedTheory Communications or otherwise to take any and all such action.

                                   ARTICLE II.

                              CONVERSION OF SHARES

                  2.1      CONVERSION OF SHARES.  At the Effective Time:

                  (a) each then outstanding share of voting common stock, par value $.01 per share, and non-voting common stock, par value $.01 per share, of AppliedTheory Communications (collectively, "AppliedTheory Communications


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         Common Stock") shall by virtue of the Merger, and without any action on the part of AppliedTheory Communications, AppliedTheory or the holder thereof, be converted into such number of shares of legally and validly issued, fully-paid and nonassessable common stock, par value $.01 per share, of AppliedTheory ("AppliedTheory Common Stock"), as may be determined by the Capital Formation Committee of the Board of Directors of AppliedTheory Communications (such committee consisting of Richard Mandelbaum, Shelley A. Harrison and James T. Kelsey) (the "Capital Formation Committee") after consultation with the representatives of the underwriters of the initial public offering of AppliedTheory contemplated by the Registration Statement on Form S-1 (Registration
         No. 333-72133) filed by AppliedTheory with the Securities and Exchange Commission (the "Initial Public Offering") (provided, that each holder of AppliedTheory Communications Common Stock immediately prior to the Effective Time shall have his or her shares converted into such number of shares of AppliedTheory Common Stock representing the same percentage of the total outstanding AppliedTheory Common Stock immediately following the Effective Time (without giving effect to the Initial Public Offering) as the percentage of the total outstanding AppliedTheory Communications Common Stock held by such holder immediately prior to the Effective Time);

                  (b) each then outstanding share of Preferred Stock, par value $.01 per share, of AppliedTheory Communications ("AppliedTheory Communications Preferred Stock") shall by virtue of the Merger, and without any action on the part of AppliedTheory Communications, AppliedTheory or the holder thereof, be converted into such number of shares of legally and validly issued, fully-paid and nonassessable Preferred Stock, par value $.01 per share, of AppliedTheory ("AppliedTheory Preferred Stock"), as may be determined by the Capital Formation Committee after consultation with the representatives of the underwriters of the Initial Public Offering (provided, that each holder of AppliedTheory Communications Preferred Stock immediately prior to the Effective Time shall have his or her shares converted into such number of shares of AppliedTheory Preferred Stock representing the same percentage of the total outstanding AppliedTheory Preferred Stock immediately following the Effective Time as the percentage of the total outstanding AppliedTheory Communications Preferred Stock held by such holder immediately prior to the Effective Time);

                  (c) each share of AppliedTheory Common Stock issued and outstanding immediately prior to the Effective Time and owned by AppliedTheory Communications will be cancelled and retired.

                  2.2      ASSUMPTION OF OPTIONS.

                  Each option or other right, whether vested before or after the Effective Date, to purchase or otherwise acquire shares of AppliedTheory Communications Common Stock pursuant to stock option or other stock-based plans of AppliedTheory Communications and each other similar right to acquire shares of


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         AppliedTheory Communications Common Stock, in each case granted and outstanding immediately prior to the Effective Time, shall, by virtue of the Merger, and without any action on the part of the holder of such option or right, be converted into and become a right to purchase or otherwise acquire such number of shares of AppliedTheory Common Stock at a price per share that, in the case of both the number of shares and price per share, gives effect to the conversion rate with respect to AppliedTheory Communications Common Stock as determined in accordance with Section 2.1(a). All other terms and conditions applicable to such options or other rights immediately prior to the Effective Time shall remain the same.

                  2.3      CERTIFICATES.

                  (a) After the Effective Time, any certificate theretofore evidencing outstanding shares of AppliedTheory Communications Common Stock shall, without any action on the part of the holder thereof, represent the number of shares of AppliedTheory Common Stock into which such AppliedTheory Communications Common Stock shall have been converted as provided in Section 2.1(a).

                  (b) After the Effective Time, any certificate theretofore evidencing outstanding shares of any series of AppliedTheory Communications Preferred Stock shall, without any action on the part of the holder thereof, represent the number of shares of AppliedTheory Preferred Stock into which such AppliedTheory Communications Preferred Stock shall have been converted as provided in Section 2.1(b).

                  (c) If, after the Effective Time, certificates formerly representing shares of AppliedTheory Communications Common Stock or AppliedTheory Communications Preferred Stock are surrendered to the Surviving Corporation for exchange or transfer, they shall be cancelled and certificates representing shares of AppliedTheory Common Stock or AppliedTheory Preferred Stock, as the case may be, shall be issued to the holder or transferee thereof, as the case may be.

                                  ARTICLE III.

                                   CONDITIONS

                  3.1      SHAREHOLDER APPROVAL.

                  Consummation of the Merger is subject to the satisfaction at or prior to the Effective Time of the Merger of the following condition:

                  This Agreement and the Merger shall have been adopted and approved by: (i) the affirmative vote of two-thirds of the votes of the shares of AppliedTheory Communications Common Stock (both voting and non-voting) and AppliedTheory Communications Preferred Stock entitled to vote thereon, voting


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         together as a single class, (ii) the affirmative vote of a majority of the votes of the shares of AppliedTheory Communications Common Stock (both voting and non-voting) entitled to vote thereon, voting separately as a class, and (iii) the affirmative vote of a majority of the votes of the shares of AppliedTheory Communications Preferred Stock entitled to vote thereon, voting separately as a class. This Agreement and the Merger shall also have been adopted and approved by AppliedTheory Communications as the holder of all the outstanding shares of AppliedTheory Common Stock prior to the Effective Time of the Merger.


                                   ARTICLE IV.

                                   TERMINATION

                  This Agreement shall be terminated and abandoned without further action by the parties hereto in the event that one or more of the Boards of Directors of AppliedTheory or AppliedTheory Communications by requisite action deems it advisable to terminate and abandon this Agreement, and in such event this Agreement shall have no further force or effect and there shall be no liability on the part of the parties hereto.


                                   ARTICLE V.

                                  MISCELLANEOUS

                  5.1      DESIGNATION AND NUMBER OF OUTSTANDING SHARES.

AppliedTheory Communications.

              Designation of                           Shares                           Shares
                   Class                             Authorized                     Outstanding(1)
         ------------------------                    ----------                     --------------
         Voting Common Stock, par                    25,000,000                       10,551,745
           value $.01 per share
         Non-Voting Common Stock,                     5,000,000                         54,851
         par value $.01 per share
        Preferred Stock, par value                     75,000                           15,000
              $.01 per share

------------------------------------
(1) Based on number of shares outstanding as of January 31, 1999. Outstanding shares of Voting Common Stock and Non-Voting Common Stock of AppliedTheory Communications are subject to increase in the event of the exercise of outstanding stock options prior to the Effective Time. No outstanding shares of Voting Common Stock, Non-Voting Common Stock or Preferred Stock of AppliedTheory Communications are owned by AppliedTheory.

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AppliedTheory.

              Designation of                           Shares                           Shares
                   Class                             Authorized                     Outstanding(1)
         ------------------------                    ----------                     --------------
          Common Stock, par value                    60,000,000                          100
              $.01 per share
        Preferred Stock, par value                    1,000,000                           0
              $.01 per share

------------------------------------
(1) Based on number of shares outstanding as of January 31, 1999. AppliedTheory owns none of its outstanding shares of Common Stock.

                  5.2 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

                  5.3 AMENDMENTS. Subject to applicable law, and except as otherwise provided herein, this Agreement may be amended, modified or supplemented only by written agreement of AppliedTheory and AppliedTheory Communications or by their respective officers thereunto duly authorized, at any time prior to the Effective Date.

                  5.4 GOVERNING LAW. This Merger Agreement shall be construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.


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                  IN WITNESS WHEREOF, each undersigned corporation has caused this Agreement and Plan of Merger to be executed as of the date first written above by a duly authorized officer.

         AppliedTheory Corporation,
         a Delaware corporation



         By:  _________________________
              Richard Mandelbaum
              Chairman of the Board and
              Chief Executive Officer


                                        Attest:



                                        _________________________
                                        David A. Buckel
                                        Vice President and Chief Financial
                                        Officer and Assistant Secretary
                                        (Corporate Seal)



         AppliedTheory Communications, Inc., a New York corporation



         By: _________________________
             Richard Mandelbaum
             Chairman of the Board and
             Chief Executive Officer


                                        Attest:



                                        _________________________
                                        David A. Buckel
                                        Vice President and Chief Financial
                                        Officer and Assistant Secretary
                                        (Corporate Seal)


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